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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2002

USA EDUCATION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	File No. 001-13251 (Commission File Number)	52-2013874 (IRS Employer Identification Number)

11600 Sallie Mae Drive, Reston, Virginia	20193

(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (703) 810-3000

Not Applicable

(former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

        On May 7, 2002, the Executive Committee of the Board of Directors of USA Education, Inc. (the "Company") decided to dismiss Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and engaged PricewaterhouseCoopers LLC ("PwC") as the Company's independent public accountants for the fiscal year 2002 effective on or about May 16, 2002. The appointment of PwC is not subject to shareholder ratification at the Company's Annual Meeting of shareholders to be held on May 16, 2002.

        Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen's interim review of the quarter ended March 31, 2002 is not yet complete, but is expected to be complete on or about May 16, 2002.

        During the years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure that, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated May 7, 2002, stating its agreement with such statements.

        During the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult with PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits:

16
Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 7, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA EDUCATION, INC.
By:	/s/ JOHN F. REMONDI Name: John F. Remondi Title: Executive Vice President & Chief Financial Officer

Dated: May 9, 2002

USA EDUCATION, INC.

Form 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 7, 2002.

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SIGNATURES
USA EDUCATION, INC. Form 8-K CURRENT REPORT EXHIBIT INDEX